UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2007

ADESA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32198	35-1842546
(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard Carmel, Indiana	46032
(Address of Principal Executive Offices)	(Zip Code)

(800) 923-3725

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 22, 2007, ADESA, Inc. (the “Company”) commenced an offer to purchase for cash and consent solicitation (the “Offer”) for any and all of the $125,000,000 outstanding principal amount of its 7 5/8% Senior Subordinated Notes due 2012 (the “Notes”).

As of the expiration of the consent deadline at 5:00 p.m., New York City time, on April 5, 2007, the Company had received valid tenders and consents from holders of over 99% of the aggregate principal amount of Notes outstanding, pursuant to the terms of the Offer.

On April 9, 2007, the Company executed a supplemental indenture (the “Supplemental Indenture”) to the Indenture, dated as of June 21, 2004 (the “Indenture”), between the Company and LaSalle Bank National Association, as trustee, relating to the Notes.

The Supplemental Indenture will effect the proposed amendments to the Indenture as described in the Company’s Offer to Purchase and Consent Solicitation Statement, dated as of March 22, 2007. The Supplemental Indenture will become effective immediately upon execution but will not become operative until at least a majority in aggregate principal amount of the outstanding Notes have been accepted for purchase pursuant to the terms of the Offer.  The Offer is currently scheduled to expire at 8:00 a.m., New York City time, on April 23, 2007.

Upon becoming operative, the proposed amendments will eliminate the following restrictive covenants, events of default and conditions to defeasance provisions and references thereto from the Indenture and the Notes.

Section 4.03	Reports.

Section 4.04	Changes in Covenants when Notes Rated Investment Grade.

Section 4.06	Limitations on Layering Indebtedness.

Section 4.07	Limitations on Restricted Payments.

Section 4.08	Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries.

Section 4.09	Limitations on Additional Indebtedness.

Section 4.10	Limitations on Asset Sales.

Section 4.11	Limitations on Transactions with Affiliates.

Section 4.12	Limitations on Liens.

Section 4.13	Limitations on Designation of Unrestricted Subsidiaries.

Section 4.15	Change of Control.

Section 4.16	Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

Section 5.01	Limitations on Mergers, Consolidations, Etc.

Section 6.01, Paragraphs (3), (4), (5), (6), (7), (8) and (9)	Events of Default.

Section 8.04, Paragraphs (2), (3), (4), (5), (6) and (7)	Conditions to Legal or Covenant Defeasance.

Section 11.05	Release of Guarantor From Its Note Guarantee

The Notes include certain of the foregoing provisions from the Indenture.  The proposed amendments will delete such provisions from the Notes.

The proposed amendments would delete those definitions from the Indenture if references to such definitions would be eliminated as a result of the elimination of the covenants described above.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 3.03               Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained or incorporated in Item 1.01 of this report is incorporated by reference in this Item 3.03.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	First Supplemental Indenture, dated as of April 9, 2007, to the Indenture, dated as of June 21, 2004, between ADESA, Inc. and LaSalle Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADESA, INC.

Date: April 11, 2007	By:	/s/ David G. Gartzke
David G. Gartzke
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	First Supplemental Indenture, dated as of April 9, 2007, to the Indenture, dated as of June 21, 2004, between ADESA, Inc. and LaSalle Bank National Association, as trustee.